Filed pursuant to Rule 433
                                                               February 24, 2006
                                           Registration Statement No. 333-116208
                                   Relating to Preliminary Prospectus Supplement
                                                         Dated February 23, 2006



                    PPLUS Class A Callable Trust Certificates
                         Series RRD-1 due April 15, 2029
                                    backed by
                          R.R. Donnelley & Sons Company
                           6 5/8% Debentures due 2029

                          Merrill Lynch Depositor, Inc.
                              Depositor and Sponsor

                                February 24, 2006


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Issuer:                                                    PPLUS Trust Series RRD-1
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Trust Certificates:                                        PPLUS Class A Callable Trust Certificates Series RRD-1
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Underlying Securities:                                     $60,000,000 6 5/8% Debentures due April 15, 2029 ("the
                                                           Underlying Securities") issued by R.R. Donnelley & Sons
                                                           Company.  Cusip: 257867AG6

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Number of Offered Certificates:                            2,400,000
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Pricing Date:                                              February 23, 2006
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Original Issue Date/Closing Date:                          March 2, 2006
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Trust Certificates Coupon:                                 6.30%
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Coupon Day Count:                                          360/30
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Distribution Dates:                                        Each April 15 and October 15 commencing April 15, 2006.
                                                           Modified following business day will apply without
                                                           adjustment for period end dates.
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First Coupon Payment Date:                                 April 15, 2006.
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Final Scheduled Distribution Date:                         April 15, 2029
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Call Option:                                               On any business day on or after April 15, 2011 that any
                                                           call warrant holder designate as a "Call Date", the call
                                                           warrant holders may purchase the Class A trust
                                                           certificates in whole or in part at their stated amount
                                                           plus any accrued and unpaid distributions to the Call
                                                           Date.  On any business day before April 15, 2011 and
                                                           after the announcement of any (i) redemption or (ii)
                                                           other unscheduled payment of the underlying securities or
                                                           (iii) receipt of notice of termination of the trust or
                                                           (iv) when a tender offer for the underlying securities is
                                                           pending, that any call warrant holders designate as a
                                                           "Call Date", the call warrant holders may purchase the
                                                           Class A trust certificates in whole or in part at (x)
                                                           102% of their stated amount plus any accrued and unpaid
                                                           distributions to the Call Date in the case of
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                                                           clause (i) above or (x) their stated amount plus any
                                                           accrued and unpaid distributions to the Call Date in the
                                                           case of clauses (ii), (iii) or (iv) above.

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Exchange of Trust Certificates:                            Merrill Lynch & Co. or any of its affiliates (other
                                                           than the depositor) or any other person (or group of
                                                           affiliated persons, where each member of the group
                                                           holds no less than $500,000 in stated amount of trust
                                                           certificates and is not the depositor) holding Class A
                                                           trust certificates with an aggregate stated amount of
                                                           $5 million or more acquired pursuant to the exercise of
                                                           call warrants may not less than 30 days and not more
                                                           than 60 days prior to a given distribution date give
                                                           notice to the trustee of its intent to tender its trust
                                                           certificates on that distribution date in exchange for
                                                           a like amount of underlying securities.  An optional
                                                           exchange can only be made if an equal number of Class A
                                                           and Class B certificates are tendered.

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Denominations:                                             The trust certificates will each have a stated amount of
                                                           $25 and will be denominated and payable in U.S. dollars.
                                                           The trust certificates will be offered in minimum lots of
                                                           40 trust certificates and subsequent increments of 40
                                                           trust certificates.
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Expected Certificate Rating:                               Baa2 by Moody's and A- by S&P.

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Capitalized terms used but not defined here shall have the meanings set forth in the Preliminary Prospectus Supplement.



The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-449-6378.